	ON-SITE SOURCING, INC.















	NOTICE OF 1997

	ANNUAL MEETING

	OF STOCKHOLDERS AND

	PROXY STATEMENT
















	YOUR VOTE IS IMPORTANT!

    	PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

	ON-SITE SOURCING, INC.

                                          								    May 9, 1997



Dear Stockholder:

	On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of On-Site Sourcing, Inc.
        on June 18, 1997, in Arlington. Information about the meeting is presented on the following pages.

        In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholder questions.

	Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

						Sincerely,

                                                /s/ Christopher J. Weiler


						Christopher J. Weiler
						Chief Executive Officer

	ON-SITE SOURCING, INC.

	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                                   May 9, 1997

TO THE SHAREHOLDERS:


	NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of On-Site Sourcing, Inc. (the "Company") will be held at the Company's offices located at 1111 North 19th Street, Sixth Floor, Arlington, VA 22209, on June 18, 1997, at 2:00 P.M. local time, for the following purposes:

        1. To elect the Directors of the Company to serve for the ensuing year;

        2. To adopt the 1996 Stock Option Plan;

        3. To adopt the 1997 Stock Option Plan;

        4. To approve Reznick Fedder & Silverman, PC as independent auditors;
           and

        5. To transact such other and further business as may properly come before the meeting.

	The accompanying Proxy Statement contains further information with respect to these matters.

	The Board of Directors has fixed the close of business on May 6, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders showing the address and number of shares registered in the name of each Stockholder will be available during regular business hours at the Company's office, 1111 North 19th Street, 6th Floor, Arlington,
        VA 22209, on or after May 7, 1997, for inspection by any stockholder for any purpose germane to the meeting. The list will also be available at the meeting.

                                            By Order of The Board of Directors,


                                            /s/ John S. Stoppelman

                                             John S. Stoppelman
                                             Secretary

                                  ON-SITE SOURCING, INC.


                                    PROXY STATEMENT

                                  GENERAL INFORMATION

Proxy Solicitation

   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of On-Site Sourcing, Inc.
   (the "Company") for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The address of the Company's principal executive office is 1111 North 19th Street, 6th Floor, Arlington, VA 22209. This Proxy Statement and the form of proxy are being mailed to stockholders on or about May 9, 1997.

   A copy of the Company's Annual Report, including financial statements for the fiscal year ended December 31, 1996 is being mailed with this Proxy Statement.

Revocability and Voting of Proxy

   A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted FOR the election of the nominees for Directors named herein and in favor of Items 2, 3 and 4 in the Notice of Annual Meeting. The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, the proxy will be voted in accordance with the best judgment of the Proxy Committee named therein. The Board of Directors knows of no matters, other than as described herein, that are to be presented at the meeting, but if matters other than those herein mentioned properly come before the meeting, the proxy will be voted by that Committee in a manner that the members of the Committee (in their judgment) consider to be in the best interests of the Company.


Record Date and Voting Rights

  Only stockholders of record at the close of business on May 6, 1997, are entitled to vote at the meeting. On such record date the Company had outstanding and entitled to vote 4,794,021 shares of Common Stock. Each stockholder entitled to vote shall have one vote for each share of Common Stock registered in such stockholder's name on the books of the Company as of the record date.

PRINCIPAL SECURITY HOLDERS

 The following table sets forth information as of March 31, 1997 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person or a group known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer
 (as defined below) of the Company individually, and (iv) all officers and directors as a group. The Company believes that each of the beneficial owners of the Common Stock listed in the table, based on information furnished by such owner, has sole investment and voting power with respect to such shares.

   Name                                     Number of Shares      Approximate
                                         Beneficially Owned (1)   of Class (2)

John S. Stoppelman (3)                          641,100             13.4%
The Stoppelman Law Firm
1749 Old Meadow Road
Suite 610
McLean, VA 22102

Christopher J. Weiler                           360,000              7.5%
c/o the Company

Allen C. Outlaw (4)                             207,000              4.3%
c/o the Company

Anthony A. Kopsidas (5)                         126,000              2.6%
c/o the Company

Joseph Sciacca (6)                               32,065                *
c/o the Company

Jorge R. Forgues (7)                             10,000                *
Network Imaging Corporation
500 Huntmar Park Drive
Herndon, VA 20170

Charles B. Millar (7)                            10,000                *
Johnston Lemon & Co., Inc.
1101 Vermont Ave., NW
Washington DC 20005

Arnold J. Wasserman (7)                          10,000                *
Arnold J. Wasserman Companies
1 Brookwood Drive
West Caldwell, NJ 07006

All Officers and Directors as a
group                                          1,396,165              30%

----------
* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities Exchange Commission and generally includes any person who directly or indirectly, through any contract, arrangement, understanding or otherwise, has or shares voting or investment power with respect to securities. Shares of Common stock issuable upon the exercise of options and warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(2) Based on 4,794,021 shares of Common Stock outstanding as of March 31, 1997.

(3) Assumes exercise of 3,700 Warrants to purchase Common Stock at $6.00 per share.

(4) 162,000 Shares are held by escrow agent pursuant to a Promissory Note and Escrow Agreement.

(5) Assumes exercise of vested stock option to purchase 126,000 shares of common stock at $1.11 per share.

(6) Assumes exercise of stock options that are currently vested or will vest within 60 days of the March 31, 1997 to purchase 9,374 Shares of Common Stock at $2.125 per share.

(7) Assumes Exercise of stock option that are currently vested or will vest within 60 days of March 31, 1997 to purchase 10,000 shares of Common Stock at $2.50 per share.


Legal Proceedings

     The Company is not aware of any material proceeding to which any director, officer or 5% shareholder of the Company is a party to the Company or has a material interest adverse to the small business issuer.

	ELECTION OF DIRECTORS
	(ITEM 1 ON PROXY CARD)


     Seven directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. Except as herein stated, the proxies solicited hereby will be voted FOR the election of the seven nominees listed below, unless otherwise directed. Each nominee elected is expected to serve until the next annual meeting and until his successor shall be duly elected and qualified.

     The Board has been informed that all persons listed below are willing to serve as directors, but in case any one or more of the nominees is unable or unwilling to stand for election or serve if elected, the named proxies will vote for such person or persons as they in their discretion may choose to replace any such nominees. The Board has no reason to believe that any nominees will be unable or unwilling to stand for election or serve if elected.

                  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN
                  FAVOR OF THE ELECTION OF THE BELOW LISTED
                           NOMINEES AS DIRECTORS

     The name, age, principal occupation for the last five years, selected biographical information, and period of previous service as a director of the Company with respect to each such nominee are set forth below. The principal occupations listed refer to positions with the Company unless otherwise indicated.

                                                                       Director
        Name            Age             Position                        Since

John S. Stoppelman      53              Chairman of the Board           1992
						and Secretary

Christopher J. Weiler   34              Chief Executive Officer         1992
						and President

Allen C. Outlaw		31		Vice President - Sales		1994

Anthony A. Kopsidas     26              Vice President - Operation      1994

Charles B. Millar       36              Director                        1996

Jorge R. Forgues        41              Director                        1996

Arnold J. Wasserman     59              Director                        1996


	All Directors hold office until the annual meeting of stockholders of the Company and until their successors have been elected and qualified. Information about each nominee for Director is given below.

Christopher J. Weiler founded the Company with Mr. Stoppelman in December 1992 and has been President, Chief Executive Officer and a director of the Company since that time. Mr. Weiler graduated from the United States Naval Academy in 1985 and served in the United States Navy as a surface warfare officer and as a Navy Senate Liaison Officer on Capitol Hill, Washington, DC Joining Pitney Bowes Management Services (PBMS) in 1991, Mr. Weiler took the reins of PBMS Washington's most volatile account and refined it into one of the largest and most profitable national accounts.

John S. Stoppelman founded the Company with Mr. Weiler in December 1992 and has been Chairman of the Board of Directors since inception. Mr. Stoppelman has also served as Secretary and Treasurer. Mr. Stoppelman has been a practicing attorney for twenty five years. After working as an attorney at a government agency for four years, Mr. Stoppelman entered private practice in 1976, specializing in securities, corporate, and other investment-related law and litigation. Mr. Stoppelman has also been the Chairman of Justin Asset Management, Inc., a registered investment advisory firm (1985-1994). He has served on the American Bar Association Committee on Federal Regulation of Securities (1976-present) and as Vice-Chairman of the Subcommittee on SEC Practice and Enforcement Matters of the ABA Federal Regulation of Securities Committee (1979-1991). Mr. Stoppelman has published several articles relating to the areas of his practice and has appeared at various times on national television to comment on various securities-related issues.

Allen C. Outlaw has been Vice President of Sales and Marketing since joining the Company in March 1994. Mr. Outlaw has also served on the Board of Directors since March 1994. Prior to joining the Company, he held various positions in the investment industry, including owner and Director of Marketing of Justin Asset Management, a successful investment management firm, from January 1991 until joining the Company.

Anthony A. Kopsidas has been the Vice President of Operations since December
1994.   Prior thereto, Mr. Kopsidas served as a supervisor since joining the
Company in March 1994. Mr. Kopsidas served as President of Corporate Lawn and Landscaping, a Maryland corporation, for three years before joining the Company. Mr. Kopsidas has also served on the Board of Directors since December 1994.

Charles B. Millar has served as a Senior Vice President of the Washington DC investment banking firm of Johnston, Lemon & Co., Inc. since 1991. Mr. Millar joined the Board of Directors, Compensation and Audit Committees in August 1996.

Jorge R. Forgues has the positions of Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of Network Imaging Corporation since April 1996, a Herndon-based publicly traded software developer. From October 1993 until assuming his current position, Mr. Forgues was Vice President of Finance and Administration, Chief Financial Officer and Treasurer of Globalink, a Fairfax-based, publicly-traded, machine translation software company. From 1992 to 1993, Mr. Forgues was the Director of Accounting for Spirit Cruises, a $50 million harbor cruise line with operations in nine states. Prior thereto, from 1987 to 1992, Mr. Forgues was Vice President of Finance at Best Programs, Inc., a computer software developer.
Mr. Forgues joined the Board of Directors, Compensation and Audit Committees in July 1996.

Arnold J. Wasserman is a graduate electrical engineer, graduating from New York University College of Engineering in 1962. For the past five years Mr. Wasserman has been the President of the Wasserman Companies. Mr. Wasserman has in excess of forty years of business experience as an Engineer, Sales/ Marketing Executive, Leasing Executive/Consultant and Consultant to High Tech Companies in Due-Diligence, Planning, and Product Marketing. Mr. Wasserman is also a Director and Chairman of the Audit Committee of Stratus, Inc., a high tech public company that specializes in Rapid Prototyping technology. Mr. Wasserman joined the Company's Board of Directors in September 1996.

              ADDITIONAL INFORMATION CONCERNING THE BOARD
                      OF DIRECTORS OF THE COMPANY

   Regular meetings of the Board of Directors of the Company are normally held bi-monthly. During 1996, the Board of Directors held five meetings. A quorum of Directors attended each meeting of the Board of Directors and Committees of the Board on which he served. In addition to regularly scheduled meetings, a number of Directors were involved in several informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters.

Compensation of Directors

   Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Three outside directors have each received options to purchase 20,000 shares of Common Stock vesting over a period of one year in equal portions at the end of each quarter. The options were granted at the market price at the time of grant.

Audit Committee

   Mr. Forgues, Mr. Millar and Mr. Stoppelman were members of the Audit Committee during 1996. The functions of the Audit Committee are to recommend to the Board of Directors the selection, retention or termination of the Company's independent accountants; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent accountants, and consider the possible effect of the performance of such services on the independence of the accountants; review the arrangements and the proposed overall scope of the annual audit with management and the independent accountants; discuss matters of concern to the Audit Committee with the independent accountants and management relating to the annual financial statements and results of the audit; obtain from management and the independent accountants their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent accountants the recommendations made by the accountants with respect to changes in accounting procedures and internal accounting control; hold regularly scheduled meetings, separately and jointly, with representatives of management and independent accountants to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors. The Audit Committee met one time in 1996.

Compensation Committee

   Mr. Millar, Mr. Forgues and Mr. Weiler were members of the Compensation Committee during 1996. The functions of the Compensation Committee are to determine the compensation of the officers of the Company. The Compensation Committee met two times in 1996.

   Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and committees on which he served during the year ended December 31, 1996.

Section 16(A) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and beneficial owners of greater than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on its review of the copies of such forms furnished to the Company during the year ended December 31, 1996 all
  Section 16(a) filing requirements applicable to its officers, directors and greater than 10% owners were complied with.


  The executive officers of the Company as of March 31, 1997, are as follows:

        Name            Age             Position

Christopher J. Weiler   34              Chief Executive Officer and President

Allen C. Outlaw         31              Vice President - Sales

Anthony A. Kopsidas     26              Vice President - Operation

Joseph Sciacca          43              Chief Financial Officer



See "Election of Directors" for information regarding Christopher J. Weiler, Allen C. Outlaw and Anthony Kopsidas.

Joseph Sciacca has served as Chief Financial Officer since October 1996.
From 1991 to 1994, Mr. Sciacca served as Vice President of Finance of Q-Star Technology Inc. and, from 1994 until joining the Company in October 1996, Mr. Sciacca was self-employed with a private practice that specialized in business planning, business combinations and taxation. He has been a practicing Certified Public Accountant for twenty-one years. He is a graduate of Georgetown University and earned his Masters of Science in Taxation from The American University.

Summary Compensation Table

  The following table sets forth, for the years ended December 31, 1996 and 1995, all the compensation awarded to, earned by or paid to Christopher
  J. Weiler, the Chief Executive Officer and President, for the years then ended.

Name and
Principal Position                Year                    Salary ($)

Christopher J. Weiler             1996                      92,000
  President and Chief             1995                      85,000
  Executive Officer

  The Company and Mr. Weiler have entered into an Employment Agreement which is effective until December 1998. Mr. Weiler is compensated at a rate of $100,000 per year,effective June 1, 1996, subject to annual review by the Board of Directors and annual bonuses at the discretion of the Board of Directors. The amount of any increases to base salary and bonuses granted by the Board of Directors is based upon a review of Mr. Weiler's overall performance.

  Other than an employee funded 401K plan which does not receive matching funds from the Company and the stock option plans described below, as of December 31, 1996, the Company does not have any contingent forms of remuneration, including any pension, retirement, stock appreciation, cash or stock bonus, or other compensation plan.

CERTAIN TRANSACTIONS

In March 1994, the Company granted options to purchase 162,000 shares of common stock at an adjusted price of $0.56 per share to an officer and director of the Company pursuant to his original employment agreement as an incentive to join the Company. The options were subject to a vesting schedule based on sales goals that were met and exceeded during 1994. At the date of grant, these options were granted on terms no less favorable to the Company than those available to unaffiliated parties purchasing shares of the Company's Common Stock. The options were exercised in March 1996.

In December 1995, the Company granted options to purchase 126,000 shares of common stock at $1.11 per share to an officer and a director of the Company. All of the Options are currently vested. At the date of grant, these options were granted on terms no less favorable to the Company than those available to unaffiliated parties purchasing shares of the Company's Common Stock.

In July 1996, the Company entered into agreements with certain Selling Securityholders named below whereby the Selling Securityholders exchanged shares of the Company's common stock acquired in private placements for Units issued by the Company. Manhattan Group Funding exchanged 90,000 shares for 45,000 Units; Paul Sozansky exchanged 30,000 shares for 15,000 Units, Ronnee Medow exchanged 45,000 shares for 22,500 Units, Sagax Fund II Ltd. exchanged 23,810 shares for 11,905 Units, Sabine Devilloutreys exchanged 23,810 shares for 11,905 Units and Leonard and Roslyn Parker exchanged 5,626 shares for 2,813 Units.

In September 1996, the Company granted options to purchase 75,000 shares of the Company's common stock at $2.125 per share to an officer of the Company. The options vest in equal quarterly installments over a four year period. At the date of grant, these options were granted on terms no less favorable to the Company than those available to unaffiliated parties purchasing shares of the Company's common stock.

In September 1996, the Company granted options to purchase 20,000 shares of the Company's common stock at $2.50 per share to each of the Company's three outside directors. The options vest in equal quarterly installments over a period of one year. At the date of the grant, these options were granted on terms no less favorable to the Company than those available to unaffiliated parties purchasing Shares of the Company's common stock.

Loans and Guarantees

At various times in 1995 and 1996, the President of the Company, his wife, and the Chairman of the Board of Directors of the Company personally guaranteed term notes with a commercial bank with an aggregate principal amount of $323,500 and interest at 2% over the prime rate per year. The term notes were executed by the Company for business purposes and were paid in full in August 1996.

The President of the Company, his wife, and the Chairman of the Board of Directors of the Company personally guaranteed a revolving line of credit with a commercial bank with a principal amount of $300,000 and interest at 2% over the prime rate per year. The line was executed by the Company for business purposes including the financing of receivables. In January 1996, the Company increased the line of credit to $450,000. In April 1996, the line was renewed through April 1, 1997 and the interest rate was modified to prime rate plus 1%.

In March 1996, the Company loaned $89,900 to an officer/director. The loan bears interest at 6% per year with a balance of $50,400 principal and interest due April 1, 1998.

In September 1996, the Company loaned $25,000 to an officer, pursuant to an employment agreement. The loan bears interest at the prime rate at the date of the loan and is due September 26, 1998.

Revenues and Expenses

During 1996 and 1995, the Company billed the Chairman of the Board of Directors approximately $8,400 and $19,000, respectively, for reprographic services and the sale of a photocopier. These transactions occurred at the same prices available to non-related third parties.

During 1996 and 1995, the Company was billed approximately $208,000 and $20,000, respectively, for legal services rendered by The Stoppelman Law Firm, P.C., of which the Chairman of the Board of Directors, is a principal. The Company believes that the fees charged were at least as favorable as those obtainable from an uninterested third party. In October 1996, the Company entered into an arrangement with The Stoppelman Law Firm, PC whereby the Company pays a retainer of $5,000 per month for legal services.

Future transactions with interested parties will continue to be handled on an arms' length basis, upon terms no less favorable to the Company than those available from unaffiliated third parties.

                APPROVAL OF 1996 STOCK OPTION PLAN
                    (ITEM 2 ON THE PROXY CARD)


   Effective August 2, 1996 the Board of Directors of the Company adopted the 1996 Stock Option Plan (the "1996 Plan") to encourage stock ownership by employees and directors of the Company. Under the 1996 Plan, options to purchase an aggregate of 242,000 shares of Common Stock (subject to adjustment in the event of certain corporate events) may be granted from time to time to employees and directors of the Company, its divisions and subsidiaries.

Summary of the Plan

   The 1996 Plan is designed to attract and retain qualified personnel in key positions, provide officers, directors and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward key employees for outstanding performance and the attainment of targeted goals. The Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code as well as nonqualified stock options. The total number of options to purchase the Company's common stock granted under the 1996 Plan are not to exceed 242,000 shares. The number of shares which may be issued under the Plan may be adjusted to reflect any changes in the number of shares of the Company's Common Stock due to the declaration of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of shares.

   The 1996 Plan authorizes the Board of Directors to administer the 1996 Plan. The Board's authority includes the authority to grant Options to purchase Common Stock, determine which Options shall constitute Incentive Stock Options and which shall constitute Nonqualified Stock Options and to determine the exercise price of the options granted. Options may be granted to employees, officers and directors as well as employees of present or future divisions and subsidiary corporations. Options granted as Incentive Stock Options are subject to three limitations. The first is that the aggregate Fair Market Value of the shares of Common Stock underlying the Options becoming exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The second limitation is that the Option Price for Shareholders holding 10% or more of the outstanding shares shall not be less than 110% of the Fair Market Value of the Common Stock.
   The third limitation is that the option price shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date of grant of the Option. All Options granted under the Plans may only be exercised while the Optionee is then in the employ of the Company and has remained continuously so employed since the date of the grant of the Option. If the employment of the Optionee terminates, other than by reason of death, disability or retirement, all Options may be exercised within three months after such termination, with the exception that all options shall terminate upon dismissal for cause. Options granted under the Plans are not transferable other than by will, the laws of descent and distribution or to a revocable inter vivos trust for the primary benefit of the Optionee and his or her spouse.

   The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan or materially increase the benefits accruing to participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding, except that any such increase or modification that may result from adjustments in the event of certain corporate events shall not require such approval. No suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee is obtained.

New Plan Benefits

   Grants under the 1996 Plan are made at the discretion of the Board of Directors and are therefore not determinable with respect to dollar value or amount. The following table sets forth the total number of options granted under the 1996 Plan during the year ended December 31, 1996 and the dollar value of the outstanding options granted under the 1996 Plan as of March 31, 1997 based on the closing bid price of the Common Stock on such date. (1)



Name and Position              Dollar Value ($)     Number of Options Granted
                                                       in the year ended
                                                       December 31, 1996

Christopher Weiler                  -                             -
 President and CEO
Executive Group                  154,688                        75,000
Non-Executive Director Group     123,750                        60,000
Employee Group                   136,125                        66,000


(1) Does not includes options to purchase 86,000 shares of common stock issued under the 1996 Plan and subsequently canceled.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
                 APPROVE THE 1996 STOCK OPTION PLAN.

                  APPROVAL OF 1997 STOCK OPTION PLAN
                      (ITEM 3 ON THE PROXY CARD)



   Effective January 13, 1997 the Board of Directors of the Company adopted the 1997 Stock Option Plan (the "1997 Plan") to encourage stock ownership by employees and directors of the Company. Under the 1997 Plan, options to purchase an aggregate of 500,000 shares of Common Stock (subject to adjustment in the event of certain corporate events) may be granted from time to time to employees and directors of the Company, its divisions and subsidiaries.

Summary of the Plan

   The 1997 Plan is designed to attract and retain qualified personnel in key positions, provide officers, directors and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward key employees for outstanding performance and the attainment of targeted goals. The Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code as well as nonqualified stock options. The total number of options to purchase the Company's common stock granted under the 1997 Plan are not to exceed 500,000 shares. The number of shares which may be issued under the Plan may be adjusted to reflect any changes in the number of shares of the Company's Common Stock due to the declaration of stock dividends, recapitalization resulting in stock splits or combinations or exchanges of shares.

   The 1997 Plan authorizes the Board of Directors to administer the 1997 Plan. The Board's authority includes the authority to grant Options to purchase Common Stock, determine which Options shall constitute Incentive Stock Options and which shall constitute Nonqualified Stock Options and to determine the exercise price of the options granted. Options may be granted to employees, officers and directors as well as employees of present or future divisions and subsidiary corporations. Options granted as Incentive Stock Options are subject to three limitations. The first is that the aggregate Fair Market Value of the shares of Common Stock underlying the Options becoming exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. The second limitation is that the
    Option Price for Shareholders holding 10% or more of the outstanding shares shall not be less than 110% of the Fair Market Value of the Common Stock. The third limitation is that the option price shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date of grant of the Option. All Options granted under the Plans may only be exercised while the Optionee is then in the employ of the Company and has remained continuously so employed since the date of the grant of the Option. If the employment of the Optionee terminates, other than by reason of death, disability or retirement, all Options may be exercised within three months after such termination, with the exception that all options shall terminate upon dismissal for cause. Options granted under the Plans are not transferable other than by will, the laws of descent and distribution or to a revocable inter vivos trust for the primary benefit of the Optionee and his or her spouse.

    The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that any amendment that would materially increase the aggregate number of shares of Common Stock as to which Options may be granted under the Plan or materially increase the benefits accruing to participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan shall be subject to the approval of the holders of a majority of the Common Stock issued and outstanding, except that any such increase or modification that may result from adjustments in the event of certain corporate events shall not require such approval. No suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Optionee is obtained.

New Plan Benefits

    Grants under the 1997 Plan are made at the discretion of the Board of Directors and are therefore not determinable with respect to dollar value or amount. The following table sets forth the total number of options granted under the 1997 Plan during the year ended December 31, 1997 and the dollar value of the outstanding options granted under the 1997 Plan as of March 31, 1997 based on the closing bid price of the Common Stock on such date. (1)

Name and Position         Dollar Value ($)       Number of Options Granted
                                                   as of March 31, 1997

Christopher J. Weiler            -                          -
 President and CEO

Executive Group                  -                          -

Non-Executive Director Group     -                          -

Employee Group                492,560                     238,817

1) Does not includes options to purchase 1,192 shares of common stock issued under the 1997 Plan and subsequently canceled.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL
                 TO APPROVE THE 1997 STOCK OPTION PLAN.

                   APPROVAL OF INDEPENDENT ACCOUNTANTS
                       (ITEM 4 ON THE PROXY CARD)

    Action will be taken with respect to the approval of independent accountants for the Company for the year 1996 and 1997. The Audit Committee and Board of Directors have, subject to such approval, selected Reznick Fedder& Silverman, P.C. ("Reznick Fedder") of Bethesda, Maryland to serve in this capacity. Reznick Fedder will serve as the Company's principal accountant to audit the Company's financial statements.

    Representatives of Reznick Fedder are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Change in Accountants

    The former independent auditor for the Company, Grant Thornton, LLP ("Grant Thornton") was dismissed on November 21, 1996. Grant Thornton's reports on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report. Grant Thornton communicated certain internal control matters to the Company which meet the definition of reportable events. For the fiscal year ended December 31, 1995, such reportable events involved recommendations that the Company develop and maintain stricter internal control policies for the following areas: accounts receivable, purchases and disbursements, cash receipts, fixed asset capitalization, inventory, payroll and computer processing. The Company has implemented systems of internal control which the Company feels address the issues raised by Grant Thornton.

     The Company has requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the above statements. A copy of such letter, dated December 4, 1996 and received by the Company on December 6, 1996 was filed as Exhibit 16.1 to the Amended Current Report on Form 8-K filed with SEC on December 9, 1996.

     The Company's Board of Directors and Audit Committee determined that it is in the Company's best interests to engage a new independent auditor.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE
                  THE ENGAGEMENT OF REZNICK FEDDER & SILVERMAN, PC
                    AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

	AVAILABILITY OF FORM 10-KSB

	The Company has mailed a copy of its Annual Report to each stockholder entitled to vote at this meeting. Copies of the Company's Form 10-KSB for the year ended December 31, 1996 and Form 10-QSB for the three months ended March 31, 1997 are available, upon request, at no charge to all stockholders upon request to the Company and will also be available at the Annual Meeting.

	STOCKHOLDER PROPOSALS FOR 1998

	Proposals of security holders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company by not later than January 9, 1998.


	OTHER MATTERS

	The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. Solicitation also may be made by the Company's officers, Directors, or employees, personally or by telephone.


                                            By Order of the Board of Directors



                                            John S. Stoppelman
                                            Secretary

Arlington, Virginia
May 9, 1997

	ON-SITE SOURCING, INC.

	1111 North 19th Street, Sixth Floor
	Arlington, Virginia  22209

	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

	The undersigned hereby appoints Christopher J. Weiler and Joseph Sciacca and each of them, with full power of substitution, as proxies to vote as designated on the reverse side, all the shares of common stock held by the undersigned at the annual meeting of shareholders of On-Site Sourcing, Inc. to held on June 18, 1997, at 2:00 PM at the Company's offices located at 1111 North 19th Street, Sixth Floor, Arlington, VA 22209 or any adjournment thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

	(TO BE SIGNED ON REVERSE SIDE)

[x] Please mark your votes as in this example.

                      FOR  AGAINST  ABSTAIN

1. ELECTION OF        [  ]   [  ]     [  ]
    DIRECTORS       Nominees:
                     John S. Stoppelman
                     Christopher J. Weiler
                     Anthony A. Kopsidas
                     Allen C. Outlaw
                     Jorge R. Forgues
                     Charles B. Millar
                     Arnold J. Wasserman



                        FOR   AGAINST   ABSTAIN

2.  APPROVAL OF 1996    [  ]    [  ]     [  ]
     STOCK OPTION PLAN


                        FOR   AGAINST   ABSTAIN

3.  APPROVAL OF 1997    [  ]    [  ]     [  ]
     STOCK OPTION PLAN

                        FOR   AGAINST   ABSTAIN

4. APPROVAL  OF REZNICK [  ]    [  ]     [  ]
    FEDDER & SILVERMAN
    INDEPENDENT ACCOUNTANTS


  This proxy will be voted as directed, or if no direction is indicated, will be voted FOR all nominees listed above for election of directors, FOR approval of 1996 Stock Option Plan, FOR approval of 1997 Stock Option Plan and FOR approval of independent accountants, in the discretion of the persons named as proxies with respect to any other business that may properly come before the meeting.

  If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made above.


  The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting the shares subject to the proxy by written ballot.



SIGNATURE                        DATE


SIGNATURE, IF HELD JOINTLY       DATE


NOTE: Please sign exactly as names appears hereon. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such.